AMENDMENT TO
SHAREHOLDER AGREEMENTS
This Amendment to Shareholder Agreements (this “Amendment”) is made as of June 20, 2012 among Alon Assets, Inc., a Delaware corporation (“Assets”), Alon USA Operating, Inc., a Delaware corporation (“Operating”) (each a “Company” and collectively, the “Companies”), Alon USA Energy, Inc., a Delaware corporation (“Alon Energy”), Claire A. Hart (“Hart”) and Claire A. Hart / IRA (the “IRA” and together with Hart, each a Shareholder and together, the “Shareholders”).
WHEREAS, each Company and each Shareholder entered into the following agreements, as appropriate: (i) Shareholder Agreement - Option Shares, dated as of July 31, 2000, between Operating and Hart, as amended by that certain Amendment to Shareholder Agreement - Option Shares, dated as of June 30, 2002, (ii) Shareholder Agreement - Option Shares, dated as of July 31, 2000, between Assets and Hart, as amended by that certain Amendment to Shareholder Agreement - Option Shares, dated as of June 30, 2002, (iii) Shareholder Agreement - Owned Shares, dated as of July 31, 2000, between Assets and the IRA, and (iv) Shareholder Agreement - Owned Shares, dated as of July 31, 2000, between Operating and the IRA (collectively, the “Shareholder Agreements”), which set forth the rights and obligations of such Company and the Shareholders with respect to shares of common stock of such Company to be acquired by such Shareholder pursuant to the exercise of certain stock options (the “Shareholder Agreements”); and
WHEREAS, Alon Energy, the Companies and the Shareholders have agreed that the shareholders will exchange Shareholders' Capital Stock in each Company with Alon Energy for shares of common stock, par value $0.01 per share, of Alon Energy (the “Alon Energy Common Stock”) on the terms and at the times set forth herein; and
WHEREAS, Alon Energy, the indirect parent company of each Company, will benefit from this Amendment and acknowledges and agrees to the terms set forth herein.
NOW, THEREFORE, the parties agree as follows regarding the share exchange:
(1)Share Exchange. Alon Energy and the Companies and the Shareholders agree that the shareholders will exchange Shareholders' Capital Stock in each Company with Alon Energy for shares of Alon Energy Common Stock at the times and in accordance with the terms set forth herein. Subject to the provisions of Section 2 below, 15 days prior to each Exchange Date (as set forth in the table below) the Company will notify the Shareholders that it will complete a share exchange on the designated Exchange Date (the “Company Notice”). If such notice is provided by the Company then, on each Exchange Date (as set forth in the table below) the Shareholders will exchange the Shareholders' Capital Stock in each Company for shares of Alon Energy Common Stock issued by Alon Energy to the Shareholders (the “Exchange Shares”). If the Company does not provide a Company Notice prior to an Exchange Date, then the shares of Capital Stock subject to such exchange may be added into a subsequent Share Exchange at the election of the Company. Any shares of Capital Stock not exchanged prior to the last Exchange Date remain subject to the terms of the Shareholders Agreements. The Shareholders shall instruct the Company as to how many shares of Capital Stock are to be exchange on each Exchange Date by each Shareholder, which aggregate number will not exceed the applicable number set forth in the table below.

Exchange Date	Number of Shares of Capital Stock of Assets to be Exchanged	Number of Shares of Capital Stock of Operating to be Exchanged	Number of shares of Alon Energy Common Stock to be Exchanged (the “Exchange Shares”)	Maximum Number of Non-Exchange Shares
July 11, 2012 Or, if a registration statement for the Exchange Shares has not been declared effective, such other date reasonably close to July 11, 2012 that the parties hereto agree to.	259.14	97.31	48,474.92	16,158.31
10/11/2012	259.14	97.31	48,474.92	16,158.31
1/11/2013	259.14	97.31	48,474.92	16,158.31
4/11/2013	259.14	97.31	48,474.92	16,158.31
7/11/2013	259.14	97.31	48,474.92	16,158.31
10/11/2013	259.14	97.31	48,474.92	16,158.31
1/11/2014	259.14	97.31	48,474.92	16,158.31
4/11/2014	259.14	97.31	48,474.92	16,158.31
7/11/2014	259.14	97.31	48,474.92	16,158.31
10/11/2014	259.14	97.31	48,474.92	16,158.31
1/11/2015	259.14	97.31	48,474.92	16,158.31
4/11/2015	259.16	97.29	48,474.87	16,158.25
Total:	3,109.70	1,167.70	581,698.99	193,899.66

(2)    Payment in lieu of Exchange Shares. Within 5 days of receiving the Company Notice, the Shareholders may provide notice to Alon Energy and the Companies that the Shareholders elect to receive a payment in lieu of receiving up to one-third of the number of Exchange Shares it is entitled to receive on such Exchange Date (the “Non-Exchange Shares”). Provided that Alon Energy and each Company can make such a payment under its credit facilities, the Shareholders will receive a payment in lieu of receiving up to one-third of the Exchange Shares (the “Exchange Payment”) equal to (i) the number of Non-Exchange Shares (such amount not to exceed one-third of the number of Exchange Shares as detailed in the table above) multiplied by (ii) the closing price of Alon Energy Common Stock on the date immediately preceding the applicable Exchange Date. Within 5 days of the Exchange Date, the Shareholders will receive the Exchange Payment or a notice from Alon Energy or the Companies that such payment cannot be made, or cannot be made in full, because of restrictions in its credit facilities and that the Exchange Shares will be delivered to the Shareholders pursuant to Section 1. If any portion of the Exchange Payment is permitted under the credit facilities, such portion will be paid to the Shareholders and Exchange Shares will be delivered to the Shareholders to account for the difference. Provided further, if two or more shareholders provide notice electing to receive an Exchange Payment and such payments together cannot be made in full because of restriction in the credit facilities, a pro-rata reduction will be made to each such Shareholder's Exchange Payment amount and Exchange Shares will be delivered to the shareholders to account for the difference. At all times prior to the exchange of Capital Stock of the Companies pursuant to this Section 2, the Shareholders shall remain the owner of such shares of Capital Stock, entitled to the rights and privileges accruing thereto. Notwithstanding the forgoing, if the IRA elects to receive an Exchange Payment on any Exchange Date, Alon Energy may in its sole discretion decline to make the Exchange Payment for the shares to be delivered by the IRA and deliver the Exchange Shares.

(3)    Registration Rights Agreement. In accordance with the terms of that certain Registration Rights Agreement between Shareholders and Alon Energy, the issuance by Alon Energy of Exchange Shares or any other shares of Alon Energy Common Stock pursuant to the Shareholder Agreements, Alon Energy will register such shares for resale.
(4)    Shareholder Approval. Notwithstanding the foregoing, any issuance of Alon Energy Common Stock to Shareholders, when combined with prior issuances of Alon Energy Common Stock to Shareholders pursuant to the terms of this Amendment, that exceeds 1% of the amount Alon Energy Common Stock outstanding, is subject to the approval by a majority of the shareholders of Alon Energy.
(5)    Dividends. In the event that dividends are paid on shares of Alon Energy Common Stock (the “ALJ Dividend”), and proportionate dividends are not paid with respect to the Capital Stock of either Company (on an aggregate basis), the Shareholders shall receive an amount equal to the difference between (I) (a)(i) 581,698.99 minus (ii) the total number of Exchange Shares previously received by Shareholders (including any Exchange Shares the Shareholders have received an Exchange Payment for) multiplied by (b) the per share amount of the ALJ Dividend and (II) the dollar amount of dividends received with respect to the Capital Stock of either Company (the “Make Whole Payment”). Within 10 days of the payment of the ALJ Dividend, Shareholders will receive the Make Whole Payment or a notice from Alon Energy or the Company that such payment cannot be made, or cannot be made in full, because of restrictions in its credit facilities and that a number of shares of Alon Energy Common Stock (the “Make Whole Shares”) equal to the Make Whole Payment divided by the closing price of Alon Energy Common Stock on the date immediately preceding the applicable ALJ Dividend payment date will be delivered to the Shareholders in lieu thereof. If any portion of the Make Whole Payment is permitted under the credit facilities such portion will be paid to the Shareholders and Make Whole Shares will be delivered to the Shareholders to account for the difference.
(6) Hart and the IRA shall direct the Company, and hereby assume all responsibility for distributing the Exchange Shares or funds received from the Non-Exchange shares to the IRA when appropriate.
(7)    Except as specifically modified hereby, the terms and conditions of the Shareholder Agreements shall remain in full force and effect. Initially capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Shareholder Agreements.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.
ALON ASSETS, INC.

By: /s/ Paul Eisman
Name: Paul Eisman
Title: President and CEO

ALON USA OPERATING, INC.

By: /s/ Paul Eisman
Name: Paul Eisman
Title: President and CEO

ALON USA ENERGY, INC.

By: /s/ Paul Eisman
Name: Paul Eisman
Title: President and CEO

/s/ Claire A. Hart
Claire A. Hart

/s/ Claire A. Hart
Claire A. Hart / IRA

AGREED TO AND ACKNOWLEDGED

By: /s/ Patty Hart
Name: Patty Hart